Exhibit 10.4

Dated	27th September 2022

KOALA CAPITAL LIMITED

and

PROFESSIONAL DIVERSITY NETWORK, INC.

GUARANTEE AND INDEMNITY

THIS DEED IS MADE ON THE 27th DAY OF September 2022

BETWEEN

(1)	Koala Capital Limited, incorporated and registered in England and Wales with company number 07886666 whose registered office is at 33 St. James’s Square, London, England, SW1Y 4JS as guarantor (the Guarantor); and

(2)	Professional Diversity Network, Inc., a public company listed in the NASDAQ market (trading symbol: IPDN) incorporated under the laws of the State of Delaware with company tax number 80-0900177 and having its principal executive office situated at 55 East Monroe Street, Suite 2120, Chicago, Illinois 60603, USA (the Buyer).

RECITALS

(A)	Koala Crypto Limited is a private limited liability company registered under the laws of Malta with company registration number C 97348 and having its registered office situated at Dragonara Business Centre, 5th Floor, Dragonara Road, St Julian’s STJ 3141, Malta (the Company).

(B)	The Company is licensed as a Virtual Financial Assets Service Provider by the MFSA in terms of the VFA Licence and the VFA Act. The Company has voluntarily suspended, and the MFSA has approved the voluntary suspension of, the VFA Licence.

(C)	The Buyer has agreed to purchase 9% of the total issued share capital of the Company from the Seller on the terms and conditions of the Share Purchase Agreement.

IT IS HEREBY AGREED

1.	Interpretation

1.1	The definitions and rules of interpretation in this clause apply in this deed.

Business Day:	a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business.

MFSA:	means the Malta Financial Services Authority as established by the Malta Financial Services Authority Act, Chapter 330 of the Laws of Malta.

Secured Obligations:	(i) the Seller’s obligation to obtain the MFSA’s consent, ‘no objection’ or similar decision in writing for the suspension of the VFA Licence to be lifted (in such form and substance as is acceptable to the Buyer) such that, by no later than 31 December 2022, the Company will be in a position to operate its business in the ordinary course; and

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(ii)the Seller’s obligations under the SHA to pay the amounts due to the Buyer in accordance with the SHA in the event that the put option contained in the SHA (the right of the Buyer to require the Seller to repurchase the Sale Shares from the Buyer) is exercised by the Buyer.

Seller:	Koala Malta Limited, a private limited liability company registered under the laws of Malta with company registration number C 94406 and having its registered office situated at Dragonara Business Centre, 5th Floor, Dragonara Road, St Julian’s STJ 3141, Malta.

SHA:	the shareholders’ agreement relating to the Company to be entered into between the Seller and the Buyer on completion of the Share Purchase Agreement.

Share Purchase Agreement:	the share purchase agreement made between the Buyer and the Seller and dated the same date as this deed, relating to the sale and purchase of 9% of the total issued share capital of the Company (Sale Shares).

VFA Act:	means the Virtual Financial Assets Act, Chapter 590 of the Laws of Malta.

VFA Licence:	means the ‘Class 4 Virtual Financial Assets Licence’ issued by the MFSA in favour of the Company on the 3rd December 2020.

1.2	Clause headings shall not affect the interpretation of this deed.

1.3	References to clauses are to the clauses of this deed.

1.4	A reference to this deed or any other agreement or document referred to in this deed, is a reference to this deed or such other agreement or document, in each case as varied from time to time.

1.5	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.6	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.7	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

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1.8	This deed shall be binding on and enure to the benefit of, the parties to this deed and their respective successors and permitted assigns, and references to a party shall include that party’s successors and permitted assigns.

1.9	A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.

1.10	Unless otherwise expressly provided in this deed, a reference to writing or written excludes fax but not email.

1.11	Any words following the terms including, include, in particular, for example or any similar expression shall be interpreted as illustrative and shall not limit the sense of the words preceding those terms.

1.12	Any obligation on a person not to do something includes an obligation not to allow that thing to be done.

2.	Guarantee

In consideration of the Buyer entering into the Share Purchase Agreement, the Guarantor guarantees to the Buyer the performance by the Seller of the Guaranteed Obligations.

3.	Indemnity

3.1	The Guarantor shall indemnify the Buyer against all liabilities, damages and losses suffered or incurred by the Buyer (including properly incurred legal fees), subject to the Buyer providing evidence of such liabilities, damages and losses to the Guarantor, arising out of or in connection with:

3.1.1	any fact, matter, event or circumstance occurring in or which is referable to any period prior to the date of the Share Purchase Agreement; and/or

3.1.2	the existing dispute between the shareholders of the Guarantor; and or

3.1.3	any failure of the Seller to discharge any of the Secured Obligations.

4.	Representations and warranties

4.1	The Guarantor makes the representations and warranties set out in this clause 4 to the Buyer on the date of this deed.

4.2	The Guarantor:

4.2.1	is a duly incorporated limited liability company validly existing under the law of its jurisdiction of incorporation;

4.2.2	has the power to own its assets and carry on its business as it is being conducted; and

4.2.3	has the power to execute, deliver and perform its obligations under this deed and the transactions contemplated by it.

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4.3	The execution, delivery and performance of the obligations in, and transactions contemplated by, this deed does not and will not contravene the Guarantor’s constitutional documents, any agreement or instrument binding on the Guarantor or its assets, or any applicable law or regulation.

4.4	The Guarantor has taken all necessary action and obtained all required or desirable consents to enable it to execute, deliver and perform its obligations under this deed and to make this deed admissible in evidence in its jurisdiction of incorporation. Any such authorisations are in full force and effect.

4.5	The Guarantor’s obligations under this deed are, subject to any general principles of law limiting obligations, legal, valid, binding and enforceable.

5.	Severance

If any provision or part-provision of this deed is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this deed.

6.	Notices

6.1	A notice given to a party under or in connection with this deed:

6.1.1	shall be in writing and in English;

6.1.2	shall be signed by or on behalf of the party giving it;

6.1.3	shall be sent to the party for the attention of the contact and to the address and email address specified in clause 6.2, or such other address or email address as that party may notify in accordance with clause 6.3; and

6.1.4	shall be sent by a method listed in clause 6.4.

6.2	The addresses and email addresses for service of notices are:

6.2.1	Guarantor

(a)	address: 33 St. James’s Square, London, England, SW1Y 4JS

(b)	for the attention of: Liu Yang

(c)	email address: liu.yang@koalaplatform.com

6.2.2	Buyer

(a)	address: 55 East Monroe Street, Suite 2120, Chicago, Illinois 60603, USA

(b)	for the attention of: Adam He

(c)	email address: adamhe@ipdnusa.com

6.3	A party may change its details for service given in clause 6.2 by giving notice to the other party. Any change notified pursuant to this clause shall take effect at 9.00 am on the later of:

6.3.1	the date, if any, specified in the notice as the effective date for the change; or

6.3.2	the date five Business Days after deemed receipt of the notice.

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6.4	This clause sets out the delivery methods for sending a notice to a party under this deed and, for each delivery method, the date and time when the notice is deemed to have been received:

6.4.1	if delivered by hand, at the time the notice is left at the address;

6.4.2	if sent by email, at the time of transmission;

6.4.3	if sent by pre-paid first class post or other next working day delivery service to an address in the UK, at 9.00 am on the second Business Day after posting; or

6.4.4	if sent by pre-paid airmail to an address outside the country from which it is sent, at 9.00 am on the fifth Business Day after posting.

6.5	If deemed receipt under clause 6.4 would occur outside business hours in the place of receipt (which, in the case of service of a notice by email shall be deemed to be the same place as is specified for service of notices on the relevant party by hand or post), it shall be deferred until business hours resume. In this clause, business hours means 9.00 am to 5.00 pm Monday to Friday on a day that is not a public holiday in the place of receipt.

6.6	This clause 6 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

7.	Entire agreement

This deed constitutes the entire agreement between the parties and supersedes and extinguishes all previous and contemporaneous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.

8.	Variation, waiver and remedies

8.1	No variation of this deed shall be effective unless it is in writing and signed as a deed by the parties (or their authorised representatives).

8.2	A waiver of any right or remedy is only effective if given in writing and shall not be deemed a waiver of any subsequent right or remedy.

8.3	A delay or failure to exercise, or the single or partial exercise of, any right or remedy shall not waive that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy.

8.4	Except as expressly provided in this deed, the rights and remedies provided under this deed are cumulative and are in addition to, and not exclusive of, any rights and remedies provided by law.

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9.	Assignment and other dealings

9.1	Subject to clause 9.2, neither party shall assign, novate, transfer, mortgage, charge, subcontract, delegate, declare a trust over, or deal in any other manner with any or all of its rights and obligations under this deed

9.2	The Buyer may assign or transfer its rights under this deed to or in favour of any person to whom it assigns or transfers all or any of its rights under the Share Purchase Agreement.

10.	Third party rights

This deed does not give rise to any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this deed.

11.	Counterparts

11.1	This deed may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one deed.

11.2	Transmission of an executed counterpart of this deed (but for the avoidance of doubt not just a signature page) by email (in PDF, JPEG or other agreed format) shall take effect as the transmission of a “wet-ink” counterpart of this deed.

11.3	No counterpart shall be effective until each party has delivered to the other at least one executed counterpart.

12.	Governing law and jurisdiction

12.1	This deed and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

12.2	Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this deed or its subject matter or formation.

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IN WITNESS WHEREOF this document has been executed and delivered as a deed on the date first stated above.

Executed and delivered as a deed by Koala Capital Limited acting by its director, Alan Tak Wai Yau,

in the presence of:

Claire Wang
Witness Name	Signature

Witness Signature

40 Gracechurch Street, London, England, EC3V 0BT
Witness Address Solicitor

Witness Occupation

Executed and delivered as a deed by Professional Diversity Network, Inc. acting by its director, Adam He,

in the presence of:

Witness Name	Signature

Witness Signature

Witness Address

Witness Occupation

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